Exhibit 99.1

Dear Steak n Shake Shareholders:

Since I became Chairman and CEO of The Steak n Shake Company, we have conducted a comprehensive review of the business, evaluated management and associates, and mobilized a revitalization plan — all with a sense of urgency. In this letter, I will explain our business principles and objectives while sharing details of our rejuvenation.

The sine qua non in carrying out a successful program, in our view, is to set the following goals: to form a strong management team, achieve a low cost structure, maintain a sound balance sheet, establish a focused strategy, and ultimately execute the plan decisively. Currently, we are shifting resources and changing processes to implement our plan. This letter will be a springboard to Investor Day on November 11, 2008 when we will elaborate further on the items discussed herein.

Maximizing Intrinsic Value Per Share

The nucleus of our long-term objective is to maximize intrinsic business value per share of the company, because doing so will optimize shareholder value. (Intrinsic value is computed by taking all future cash flows into and out of the business and then discounting the resultant number at an appropriate interest rate.) Our present shift in objective is significant, even mandatory, because prior management instilled throughout the organization the concept that it was necessary to escalate earnings per share (EPS) even at the expense of lessening cash flows. Needless to say, our financial mantra is to maximize free cash flow and return on invested capital.

As a corollary, capital allocation is immensely important. Because of past results and current performance, we have put a moratorium on new store openings. Still, our capital must be invested in a manner that achieves the highest risk-adjusted returns. We believe we will attain the highest return, relative to other opportunities, by improving present restaurant-level operations. By forgoing new openings, we can now dedicate our resources to remedying the stores in operation.

Expense Discipline

One of our critical changes involves slashing uncompetitive levels of expenses. Manifestly, spending must be limited to appropriate levels. Our cost structure has been a significant competitive disadvantage, but we have been working to turn it into an advantage. We have extensively analyzed the company’s operations from the bottom up and have in the process investigated every outlay. For fiscal 2009, we anticipate G&A to be approximately $20 million lower than it was in fiscal 2007 or an approximate total expenditure of $37 million. That figure is simply an estimate because we will not identify a specific number and then manage around. We may increase what may be deemed an expense, but, if so, we will look at it as an investment. Conversely, we have a number of projects under way to ascertain means to prune G&A further. In short, I am following John Maynard Keynes’ advice, “I’d rather be vaguely right than precisely wrong.”

In addition, we are reducing restaurant operating costs. Poor cost arrangements on outside services along with outmoded insurance programs have burdened the stores with noncompetitive overhead. We have thus far estimated an annualized reduction of around $8 million.

Historically, the company has attempted to pass on these elevated costs to customers, who rejected higher prices, as evidenced by our declining guest count. Our employees and shareholders have endured the pain from this ill-considered folly. We are doing all we can to reduce superfluous G&A and other spending so we can distribute most of the savings to the customer through better product quality and pricing strategy. Steak n Shake was started in 1934 on the premise that it must provide exceptional value to its customers, a policy that in turn creates exceptional results for its shareholders. We are retracing our auspicious beginnings so we can serve high quality products at competitive prices. As an organization, we will continue to treat every expense as a variable one to ensure that we are properly managing our business.

These savings are being countered by rising commodity costs. In many of our major spends, such as beef, prices have risen dramatically over the prior year. Because of our declining sales, we are working assiduously to reduce our costs with our eye on free cash flow. In our attempt to protect free cash flow, we are undertaking massive projects to shrink the inflation plaguing us. Through better sourcing, distribution, and controls, we expect to offset many inflationary pressures. We are meeting with our suppliers to ensure that we uncover ways to cut costs and improve customer experience. Many vendors will collaborate with us to lower costs because they plan to be with us for the long term. Of course, some turnover is inevitable, for a few vendors will depend on their ongoing relationship with us and will overlook their performance/price.

While expense reduction provides some relief, ultimately we must increase sales and profit to create a vibrant enterprise. However, without expense curtailment and a reevaluation of how resources are allocated, a turnaround, in my view, will not turn. Our fundamental idea is to become the most efficient restaurant company in the industry. Therefore, we must first cut the knowable, the costs, and then invest to increase the unknowable, the sales.

Strategic and Operational Initiatives

Steak n Shake is a classic American brand, and we intend to lead and dominate the premium burger and milkshake segment of the restaurant industry. The philosopher Isaiah Berlin cited a parable about a fox and a hedgehog with the latter defeating the fox because it knew one thing very well, whereas the fox knew many things very shallowly. We have chosen a hedgehog strategy, namely, emphasizing our core — burgers, fries, milkshakes, and chili — which make up almost 80% of our sales. We will be creative and innovative around our core products. To win out, we must aspire to best-in-class in cleanliness, product, service, value, promotion, and menu. We now constantly gauge ourselves against the very best so we can improve dramatically, ultimately take the lead, and be in a class unto ourselves. It is critical that our food to be distinctive, savory, and priced to attract higher frequency of return. For our guests we seek the benefits of an experience in coolness and coziness that is unmatched in the industry; passionate, hard working employees fanatical about hospitality; brightened product and value; and as a lagniappe a wait service eager to attend to customers’ needs.

We want to excite our present diners so they will visit our stores more often, and we want to attract new patrons. To capture a larger clientele, we will work vigorously with a relentless and tireless eye on the customers’ preferences. Every decision we make is customer-centric in order to build an ardent following for generations to come.

With our renewed verve, we are working on a new menu — to reduce it to clear and appealing choices and thus simplify. Too much complexity has sapped efficiency from our operations. We currently are working through several test markets to determine the most appetizing menu selections by simultaneously improving variety while discarding slow-moving items. To increase guest count profitably, we will add items to span the prices in the menu; a three-tiered pricing strategy bridging low, medium, and higher priced items is intended to boost customer traffic and profit.

Steak n Shake will celebrate its 75th anniversary in 2009, an ideal opportunity to capitalize on the heritage of the brand and reconnect with our fans. Our marketing plan for calendar 2009 will stress our celebration of this memorable occasion. As we reconnect generations of customers to our brand, we aspire for our restaurant décor to be clean, up-to-date, casual, and exciting, suitable for everyday enjoyment. To continue our theme, we will incorporate music into the stores, change color schemes, improve lighting, and stylize uniforms — all to spur excitement in our associates and customers.

These changes do not entail major capital outlays. For instance, a new coat of paint is not expensive. We are limiting our expenditures because we do not believe that major remodeling will achieve an appropriate return. We are only making an expenditure on what the core customer, the superfan if you will, truly values and will reward. We have a good concept, and thus the plan is to fix the fixable and make improvements visible to the customer on the inside and the outside of the building.

To carry out our initiatives, we need better training programs and a staff that relentlessly focuses on operational excellence. To attain the level of hospitality that we envision, we recently appointed to the management team Dennis Roberts, formerly chief operations officer of Friendly Ice Cream, as Steak n Shake’s Vice President of Operations Excellence. He is now overseeing a group that will audit the stores as well as heighten operational execution. He will work collaboratively with Omar Janjua, Vice President of Operations, and his team to accomplish our objective, operational excellence in hospitality, a prerequisite for financial excellence.

To accelerate our initiatives, we have engaged a number of people from outside Steak n Shake to supplement our personnel. Through testing and experimentation we will continuously strive for faster decision-making and a systemwide scramble for winning concepts. All these ideas are, of course, geared to take an iconic brand and translate it into a great company, which by definition must remain great for a long time, and as a byproduct to deliver an upsurge of shareholder value.

Hours of Operation and Closures

In all, we have reduced our hours of operation in 125 stores. Because of the recent reduction of hours in 75 stores, we expect annually to save around $1 million in the affected restaurants, not including the other benefits from closure — e.g., sales transfer, less strain on management, time for thorough cleaning, and less food waste.

To date, we have closed 14 restaurants. We are monitoring the cash flows of underperforming stores, and we will contemplate all our options, including lease terminations.

Franchising

We believe the future growth of Steak n Shake lies in franchising. Growth through franchising yields numerous benefits: It allows management to allot more resources to the development of better products and marketing practices as well as improved quality control — emerging into more productivity and wiser resource allocation. Franchising is a strategy of expanding the brand in a disciplined manner to generate higher returns on capital in a lower-risk manner. It is our long-range plan to be in the franchising and real estate businesses in order to realize high returns on capital while minimizing cost of capital.

We are also open to refranchising stores under the right conditions, and we will move forward on an opportunistic basis to do so, namely in tertiary markets. Because of the restaurants’ deteriorating performance and depressed valuations, the soundest maneuver to maximize the value of the company is to improve company-operated stores.

To grow through franchising, we are working to improve the current unit economics. We have a deep heritage and a strong brand affinity that coupled with the right operator and location will be highly attractive for a franchisee. We have credibility with generations of customers because we are the pioneer in the premium burger and milkshake segment of the restaurant industry. We plan to nurture the brand sensibly and use it to defend and construct a great company.

Capital Structure

At the end of the third quarter total debt under our credit facilities was $27 million. Our initial plan is to reduce this debt by paying off the outstanding balance of around $17 million with Prudential. We own the land and buildings of 150 properties. We also have for sale 14 improved properties and 20 parcels, which we had previously purchased for development.

Tax refunds. We have approximately $16 million in taxes paid in fiscal 2006 that should be recovered in the coming months. Kevin Kovacs, our Director of Tax and Treasury, is credited with leading the initiative that will result in our recovering taxes from two years ago. We commissioned a tax fixed asset study which cost us approximately $400 thousand. In spite of the expense, we should recover approximately $6 million, which included a cost segregation study on our restaurants to pinpoint charges that qualify for accelerated depreciation as well as identified fixed assets that were not being depreciated through using the optimal tax recovery periods.

Our plan is to engender extreme financial flexibility through strengthening our balance sheet. We have several choices available to reduce debt and to fund operations, some we have already undertaken — e.g., disposition of unimproved properties and unproductive assets, along with tax recoveries. Furthermore, we constantly weigh these options against other alternatives.

Culture of Ownership and Accountability

The culture of Steak n Shake is changing to one that is performance-oriented. This transition, of course, requires an evolution in behavior. Although switching behavior invites unease and criticism it is mandatory for our survival because perpetuating the obsolete is worse. As Charles Darwin said, “It is not the strongest of the species that survives, not the most intelligent, but the one most responsive to change.” Even though we are slaying sacred cows, in the process we are becoming more efficient. The positive upshot is we are developing flexibility and quick adaptability.

While we have made significant alterations to the management team, we will continue to replace talent throughout the organization so that only those performing at a very high level will remain. This business, like others, is about execution. We simply must execute at a pace that is faster and more productive than that of any of our competitors.

I have long been convinced, and have expressed my conviction very strongly based on empirical evidence, that stock ownership aligns interests properly between management and shareholders. I represent a group owning more stock in The Steak n Shake Company than any other shareholder. My personal interests are aligned with yours, the shareholders’. This philosophy must pervade our business from the board level to the store level.

Consequently, the board recently agreed to take its annual retainer fees in stock instead of cash. Here, we are paralleling the boards’ and our shareholders’ interests. At the store level, we are working on a program to engage general managers who will become the most valuable leaders at Steak n Shake. As of now, we are reviewing incentive programs, job responsibilities, and expectations. That is, we expect our managers to be committed financially and emotionally. Our arrangement will be to pay for performance so our managers can earn more money; then we can attract the very best people to Steak n Shake. We are seeking to assemble a team that is committed to and passionate about winning.

The ownership culture involves you, our shareholders, because you own our assets. Accordingly, we view you as a part owner of the business and thus of every store. We are seeking long-term shareowners, for we plan to manage the company on the same time frame. Everyone connected with Steak n Shake should be proud of our people, product, and place. As a result, I request that when you frequent a restaurant, of which you own a part, notice whether the cleanliness, service, speed, or any other aspect is or is not up to your standards; if it fails to meet or even exceeds your expectations, please e-mail owner@steaknshake.com. While it is not feasible for me to communicate through this medium, I can assure you that I will read every comment regarding your experience. I would expect no less if the two of us owned a single unit and you were the “capital” partner whereas I were the managing one. This ideal exemplifies Steak n Shake’s new culture of ownership and accountability.

* * *

My excitement over our brand and our ability to reignite it should not be taken with unrestrained revelry. Turning around the business will take some time, and our current trend is not one to be envied. We will never excuse our results based on the economy, weather, or such factors. (Otherwise, with good results we should also give external factors the credit!) After all, we are in the restaurant business, not the excuse business. We must do well over time, and it is incumbent upon us to execute and beat the competition under any condition. Naturally, we feel optimistic about the prospects of successfully turning around the business.

Shareholder Communication

In lieu of conference calls, we will connect with shareholders through the upcoming Investor Day on November 11, 2008. We look forward to sharing with you recent developments that we are currently testing. To be fair to all shareholders as well as to be prudent with our time, Investor Day is a stand-in for one-on-one communication. We will hold this informative meeting so shareholders can confer with management and spend as much time as needed to address questions. Our goal is to manage the business based on the long-term, and we will communicate in a manner consonant with attracting shareholders with a similar time horizon. Later, we plan to answer shareholder questions at the annual meeting. Our approach may be unconventional, but we find it to be more productive and more sensible than some more orthodox methods.

We are starting to do business in a manner that makes us nearly unique in the industry because we want to achieve uniquely good results. Naturally, we have a fairly lengthy journey before reaching our goals. We will do what it takes to prevail.

While the past focused on building traffic through new store openings, same store sales, quarterly results, and EPS, the future focuses on growing traffic through existing stores, store profit, long-term value, and free cash flow. We believe the new plan is the way we will advance shareholder value.

To better burgers,

Sardar Biglari

Risks Associated with Forward-Looking Statements

Certain statements contained in this press release represent forward-looking statementswithin the meaning of the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements include estimates of future revenues, cash flows, capital expenditures or other financial items, as well as assumptions underlying any of the foregoing. Forward-looking statements reflect management’s current expectations regarding future events and use words such as “anticipate,” “believe,” “expect,” “may” and other similar terminology. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Investors should not place undue reliance on the forward-looking statements, which speak only as of the date of this report. These forward-looking statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, many beyond our control, including, but not limited to: the poor performance or closing of even a small number of restaurants; our ability to attract and retain guests; the ability of our franchisees to operate profitable restaurants; changes in guest preferences, tastes and dietary habits; minimum wage rates; the availability and cost of qualified personnel; fluctuations in food commodity prices and the availability of food commodities; harsh weather conditions; unfavorable publicity relating to food safety or food borne illness; our ability to comply with the restrictions and covenants to our debt agreements; our ability to renegotiate our debt agreements and refinance our current debt at similar rates; our ability to comply with existing and future governmental regulations; our ability to adequately protect our trademarks, service marks and other components of our brand; and other risks identified in the periodic reports we file with the Securities and Exchange Commission.  Additional risks and uncertainties not currently known to us or that are currently deemed immaterial may also become important factors that may harm our business, financial condition, results of operations or cash flows. We assume no obligation to update forward-looking statements except as required in our periodic reports.